Exhibit 4.4

THE BANK OF NEW YORK COMPANY, INC.

Officers’ Certificate Pursuant to

Sections 201 and 301 of the

Senior Indenture

Pursuant to resolutions of the Board of Directors, dated January 10, 2006 (the “Resolutions”), of The Bank of New York Company, Inc. (the “Company”), and an Action, dated June 15, 2006 (the “Action”), of an Authorized Officer (as defined in the Resolutions) of the Company pursuant to the Resolutions and Sections 201 and 301 of the Senior Indenture, dated as of July 18, 1991 (the “Senior Indenture”), between the Company and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as trustee (the “Trustee”), the undersigned certify that the terms of a series of Securities established pursuant to the Resolutions, the Action and Section 301 of the Senior Indenture shall be as follows (capitalized terms not defined herein shall have the meanings assigned to them in the Senior Indenture or the Prospectus, dated June 5, 2006, as supplemented by the Prospectus Supplement relating to the Notes referred to below, dated June 15, 2006):

(1) The title of the Securities of such series is “Senior Medium-Term Notes Series G” (the “Notes”).

(2) The aggregate initial offering price of the Notes which may be authenticated and delivered under the Senior Indenture shall be $1,000,000,000 (as such amount may be reduced by the aggregate initial offering price of Senior Subordinated Notes issued under the Senior Subordinated Indenture) subject to being increased in the future on the same terms and conditions as permitted under Section 301 of the Senior Indenture (except for (a) Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 304, 305, 306, 906 or 1107 of the Senior Indenture and (b) any Notes which, pursuant to Section 303 of the Senior Indenture, are deemed never to have been delivered thereunder).

(3) The Notes shall mature, and the principal amount thereof shall be payable as set forth, from time to time, in the Global Note (as defined below) evidencing each issue of Notes.

(4) The rate at which each Note shall bear interest shall be as set forth, from time to time, in the Global Note evidencing each issue of Notes. The date from which each Note shall bear interest and the dates and basis upon which interest will be paid on each Note shall be as set forth, from time to time, in the Global Note evidencing each issue of Notes. Interest shall be payable to the person in whose name a Note (or any Predecessor Security, as defined in the Senior Indenture) is registered at the close of business on the “Regular Record Date”, as specified in the Global Note evidencing each issue of Notes.

(5) Whether the Notes may be redeemed by the Company prior to Maturity shall be set forth in the Global Note evidencing each issue of Notes.

(6) Whether the Notes will have the benefit of any sinking fund shall be set forth in the Global Note evidencing each issue of Notes.

(7) The Notes will be subject to Section 1302 and 1303 of the Senior Indenture unless otherwise set forth in the Pricing Supplement or Terms Agreement applicable to each issue of Notes.

(8) The Notes shall be issued initially in the form of one or more permanent Global Notes (collectively, the “Global Note”) and the Depositary for such Global Note shall initially be The Depository Trust Company (the “Depositary”).

Except as otherwise set forth herein, in the Senior Indenture or in the Global Note, owners of beneficial interests in the Note evidenced by the Global Note will not be entitled to any rights under the Senior Indenture with respect to the Global Note, and the Depositary may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of the Global Note for all purposes whatsoever.

The Depositary shall be a clearing agency registered under the Exchange Act. Initially, the Global Note shall be issued to the Depositary and registered in the name of Cede & Co., as the nominee of the Depositary.

(9) The Notes will be substantially in the form of Annex A attached hereto, with such modifications thereto as may be approved by an Authorized Officer.

IN WITNESS WHEREOF, the undersigned, hereto duly authorized, have duly signed, and delivered or caused to be delivered to the Trustee under the Senior Indenture, this Officers’ Certificate.

Dated: June 15, 2006

By:	/s/ Bruce W. Van Saun
Bruce W. Van Saun
Vice Chairman and Chief Financial Officer

By:	/s/ Bart R. Schwartz
Bart R. Schwartz
Secretary and Corporate Governance Officer

THE BANK OF NEW YORK COMPANY, INC.

Officers’ Certificate Pursuant to

Sections 201 and 301 of the

Senior Indenture

Pursuant to resolutions of the Board of Directors, dated January 10, 2006 (the “Resolutions”), of The Bank of New York Company, Inc. (the “Company”), and an Action, dated June 15, 2006 (the “Action”), of an Authorized Officer (as defined in the Resolutions) of the Company pursuant to the Resolutions and Sections 201 and 301 of the Senior Indenture, dated as of July 18, 1991 (the “Senior Indenture”), between the Company and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as trustee (the “Trustee”), the undersigned certify that the terms of a series of Securities established pursuant to the Resolutions, the Action and Section 301 of the Senior Indenture shall be as follows (capitalized terms not defined herein shall have the meanings assigned to them in the Senior Indenture or the Prospectus, dated June 5, 2006, as supplemented by the Prospectus Supplement relating to the Notes referred to below, dated June 15, 2006):

(1) The title of the Securities of such series is “Senior Medium-Term Notes Series G” (the “Notes”).

(2) The aggregate initial offering price of the Notes which may be authenticated and delivered under the Senior Indenture shall be $1,000,000,000 (as such amount may be reduced by the aggregate initial offering price of Senior Subordinated Notes issued under the Senior Subordinated Indenture) subject to being increased in the future on the same terms and conditions as permitted under Section 301 of the Senior Indenture (except for (a) Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 304, 305, 306, 906 or 1107 of the Senior Indenture and (b) any Notes which, pursuant to Section 303 of the Senior Indenture, are deemed never to have been delivered thereunder).

(3) The Notes shall mature, and the principal amount thereof shall be payable as set forth, from time to time, in the Global Note (as defined below) evidencing each issue of Notes.

(4) The rate at which each Note shall bear interest shall be as set forth, from time to time, in the Global Note evidencing each issue of Notes. The date from which each Note shall bear interest and the dates and basis upon which interest will be paid on each Note shall be as set forth, from time to time, in the Global Note evidencing each issue of Notes. Interest shall be payable to the person in whose name a Note (or any Predecessor Security, as defined in the Senior Indenture) is registered at the close of business on the “Regular Record Date”, as specified in the Global Note evidencing each issue of Notes.

(5) Whether the Notes may be redeemed by the Company prior to Maturity shall be set forth in the Global Note evidencing each issue of Notes.

(6) Whether the Notes will have the benefit of any sinking fund shall be set forth in the Global Note evidencing each issue of Notes.

(7) The Notes will be subject to Section 1302 and 1303 of the Senior Indenture unless otherwise set forth in the Pricing Supplement or Terms Agreement applicable to each issue of Notes.

(8) The Notes shall be issued initially in the form of one or more permanent Global Notes (collectively, the “Global Note”) and the Depositary for such Global Note shall initially be The Depository Trust Company (the “Depositary”).

Except as otherwise set forth herein, in the Senior Indenture or in the Global Note, owners of beneficial interests in the Note evidenced by the Global Note will not be entitled to any rights under the Senior Indenture with respect to the Global Note, and the Depositary may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of the Global Note for all purposes whatsoever.

The Depositary shall be a clearing agency registered under the Exchange Act. Initially, the Global Note shall be issued to the Depositary and registered in the name of Cede & Co., as the nominee of the Depositary.

(9) The Notes will be substantially in the form of Annex A attached hereto, with such modifications thereto as may be approved by an Authorized Officer.

IN WITNESS WHEREOF, the undersigned, hereto duly authorized, have duly signed, and delivered or caused to be delivered to the Trustee under the Senior Indenture, this Officers’ Certificate.

Dated: June 15, 2006

By:	/s/ Gerald L. Hassell
Gerald L. Hassell
President